Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use (incorporation by reference) in the Prospectus constituting a part of this Registration Statement of our report(s) dated February 21, 2023, relating to the financial statements of Mangoceuticals, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
February 21, 2023